UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 17, 2022

ADIENT PLC
(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Dublin Landings, North Wall Quay Dublin 1, Ireland D01 H104
(Address of principal executive offices)

Registrant’s telephone number, including area code: 734-254-5000

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
Ordinary Shares, par value $0.001	ADNT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17     CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 17, 2022, the Human Capital and Compensation Committee of the Board of Directors of Adient plc (“Adient”) approved, pursuant to Adient’s 2021 Omnibus Incentive Plan, the grant of a restricted stock unit award (the “Replacement RSU Award”) to Jerome J. Dorlack, Adient’s current Executive Vice President, Americas who will become Adient’s Executive Vice President and Chief Financial Officer (“CFO”) as of December 1, 2022. The Replacement RSU Award will have a grant date of December 1, 2022 and a grant date fair value in an amount equal to 10% of his salary as in effect at the time of grant. The Replacement RSU Award is being granted in replacement of 10% of one year’s salary that Mr. Dorlack will forfeit as a result of a salary reduction, which is being done to further Adient’s commitment to aligning pay with performance and the interests of Mr. Dorlack, as Adient’s CFO, with the interests of Adient’s shareholders. The terms of the Replacement RSU Award will be reflected in a form of Restricted Shares or Restricted Share Unit Award Agreement that was previously approved for use in granting a salary replacement restricted stock unit award to Adient’s President and Chief Executive Officer, as disclosed in Adient’s Current Report on Form 8-K dated as of September 22, 2022. The Replacement RSU Award granted to Mr. Dorlack will vest upon the one-year anniversary of the grant date (subject to continued vesting upon an involuntary termination without cause, or accelerated vesting upon death or disability).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADIENT PLC
Date: November 21, 2022	By:	/s/ Heather M. Tiltmann
	Name:	Heather M. Tiltmann
	Title:	Executive Vice President, Chief Legal and Human Resources Officer, and Corporate Secretary